UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2009

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01 Other Events
On March 24, 2009, the Nuclear Regulatory Commission (the “NRC”) informed Arizona Public Service Company (“APS”) that it is removing Palo Verde Nuclear Generating Station (“Palo Verde”) Unit 3 from the “multiple/repetitive degraded cornerstone” column of the NRC’s Action Matrix (“Column 4”), removing Units 1 and 2 from the “one degraded cornerstone” column (“Column 3”), and returning all three units of the plant to routine inspection and oversight by the NRC. This notification follows the NRC’s completion of its inspections of the corrective actions taken by Palo Verde to address performance deficiencies that caused the NRC to place Unit 3 into Column 4 and Units 1 and 2 into Column 3. The NRC has closed the confirmatory action letter that outlined the performance deficiencies and associated corrective actions. For additional information, see “Business of Arizona Public Service Company — Nuclear Generating Facility — NRC Inspection” in Item 1 of the Pinnacle West Capital Corporation/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the NRC’s press release dated March 24, 2009 attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Registrant(s)	Description
99.1	Pinnacle West Capital Corporation APS	NRC Press Release dated March 24, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: March 24, 2009	By:	/s/ James R. Hatfield
James R. Hatfield Senior Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: March 24, 2009	By:	/s/ James R. Hatfield
James R. Hatfield Senior Vice President and
Chief Financial Officer